UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2023

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Mount Pyramid Court, Suite 400

Englewood, Colorado 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 437-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	AMPE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 18, 2023, Ampio Pharmaceuticals, Inc. (the “Company”) entered into an At The Market Offering Agreement (the “Offering Agreement”) with H.C. Wainwright & Co., LLC as Manager (in such capacity, the “Manager”), establishing an at-the-market equity distribution program, pursuant to which the Company, through the Manager, may offer and sell from time to time shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), having an aggregate gross sales price of up to $1,250,000 when the Registration Statement on Form S-3 (File No. 333-274558) (the “Registration Statement”), which includes a base prospectus and an at-the-market offering agreement prospectus filed by the Company on September 18, 2023, is declared effective by the Securities and Exchange Commission (the “SEC”). The Company has no obligation to offer or sell any shares of Common Stock under the Offering Agreement and may at any time suspend or terminate offers and sales under the Offering Agreement.

Subject to the Registration Statement being declared effective by the SEC and subject to the terms and conditions of the Offering Agreement, the Manager may sell the Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. The Manager will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Manager a commission of three percent (3.0%) of the gross sales proceeds of each sale of shares pursuant to the Offering Agreement. The Company will also reimburse the Manager for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Offering Agreement in an amount not to exceed $50,000 in the aggregate, as well as an additional reimbursement of up to $2,500 per due diligence update session for the Manager’s fees. The Company has provided customary representations, warranties and covenants, and the parties have agreed to customary indemnification rights. The Company has the right to terminate the provisions of the Offering Agreement in its sole discretion at any time upon seven business days’ prior written notice. The Manager has the right to terminate the Offering Agreement in its sole discretion at any time. In the case of a termination by either party, specified provisions of the Offering Agreement will survive, including the indemnification provisions.

Under the terms of the ATM Agreement, in no event will the Company issue or sell through the Manager such number or dollar amount of shares of Common Stock that would (i) exceed the number or dollar amount of shares of Common Stock registered and available on the Registration Statement, (ii) exceed the number of authorized but unissued shares of Common Stock, or (iii) exceed the number or dollar amount of Common Stock for which the Company has filed a prospectus supplement to the Registration Statement.

The foregoing description of the Offering Agreement does not purport to be complete and is qualified in its entirety by reference to the Offering Agreement, which is filed as Exhibit 10.1 hereto.

The Shares will be issued pursuant to the Registration Statement, previously filed, when it is declared effective by the SEC, the base prospectus filed as part of the Registration Statement and the at-the-market offering agreement prospectus filed as part of the Registration Statement. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy shares of the Company’s Common Stock, and there shall not be any sale of such shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	At The Market Offering Agreement, dated September 18, 2023, by and between Ampio Pharmaceuticals, Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 1.2 of the Registration Statement on Form S-3 filed with the SEC on September 18, 2023 (File No. 333-274558).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

Date: September 22, 2023	By:	/s/ Michael A. Martino
Name: Michael A. Martino
Title: Chief Executive Officer